EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the Registration Statement on Form SB-2 (File No. 333-113821) of Applied NeuroSolutions, Inc. of our report dated March 18, 2005, which appears on page 32 of this annual report on Form 10-KSB for the year ended December 31, 2004.


                                              /s/ VIRCHOW, KRAUSE & COMPANY, LLP

Chicago, Illinois
March 24, 2005